                                                         EXHIBIT 10.(c)

                       OPTION CANCELLATION AGREEMENT


    OPTION CANCELLATION AGREEMENT made as of the 20     day of October,
1997, by and between MATEC Corporation, a Delaware corporation (the Company), and Robert B. Gill (the Optionholder).


                                  WITNESSETH:

    WHEREAS, the Company and Optionholder have entered into a Separation Agreement and General Release; and

    WHEREAS, the Optionholder is the owner of a currently exercisable Option granted under the Company's 1992 Stock Option Plan to purchase 120,000 shares of Common Stock of the Company pursuant to a Stock Option Agreement dated December 4, 1992 between the Company and Optionholder (such option being hereinafter collectively referred to as the Option); and

    WHEREAS, the Optionholder wishes to relinquish and deliver the Option to the Company pursuant to the terms of this Agreement, and the Company is willing to accept such relinquishment and delivery in accordance with the terms of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

    1. TERMINATION, CANCELLATION AND RELINQUISHMENT. Effective as of the date hereof the Option shall be terminated and cancelled and become null and void automatically, and all rights of the Optionholder in respect thereof shall be terminated, cancelled and relinquished, except for the right of the Optionholder to receive the payment provided for in this Agreement.

    2. PAYMENT TO THE OPTIONHOLDER. In consideration of such termination, cancellation and relinquishment, as of the date hereof, the Company is paying to the Optionholder, and the Optionholder acknowledges receipt of, $60,000.

    3. WITHHOLDING. The payment made by the Company to the Optionholder under this Agreement is being made subject to any withholding as may be required by applicable law or regulation.

    4.  GENERAL PROVISIONS.

    4.1 WARRANTY OF AUTHORITY AND OWNERSHIP. The Optionholder represents and warrants to the Company that the Optionholder has full authority to relinquish and deliver the Option for surrender and cancellation pursuant to the terms of this Agreement, and that the Optionholder has good and sole title to the Option free and clear of all liens, charges, encumbrances, or other obligations relating to the sale or transfer thereof, and that the Option is not subject to any adverse claim.

    4.2 ADDITIONAL OPTIONHOLDER WARRANTIES. The Optionholder acknowledges that the Company has informed him that the Company continues in active negotiations with various parties concerning the possible sale of the Company's subsidiary Bergen Cable Technologies, Inc. (Bergen) and that in the near future the Company may enter into an agreement with one of such parties to sell Bergen. Furthermore, the Optionholder understands that in the event of the sale of Bergen the Company may make a partial distribution to its shareholders of the proceeds received for the sale of Bergen. Optionholder acknowledges that there is no assurance that such sale of Bergen or such partial liquidation will be effected. Optionholder further acknowledges his responsibilities under the securities laws concerning confidential information concerning the Company.

    4.3 ENTIRE AGREEMENT. This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. THE OPTIONHOLDER ACKNOWLEDGES THAT THE COMPANY HAS NOT MADE NOR AUTHORIZED ANY PERSON TO MAKE ON BEHALF OF THE COMPANY ANY RECOMMENDATION AS TO WHETHER THE OPTIONHOLDER SHOULD ENTER INTO THIS AGREEMENT OR TO TAKE OR REFRAIN FROM TAKING ANY OTHER ACTIONS WITH RESPECT TO THE OPTION.

    4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed in Massachusetts without
regard to the principles thereof regarding the choice of law.   The
Company and the Optionholder hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and the Federal courts of the United States of America located in the Commonwealth of Massachusetts solely in respect of the interpretation and enforcement of the provisions of this Agreement. The Company and the Optionholder hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

    IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.


                                  THE COMPANY:

                                  MATEC CORPORATION


                                  By: /s/ Theodore S. Valpey, Jr.
                                      -----------------------------
                                      Title: Chairman CEO


                                  THE OPTIONHOLDER:

                                   /s/ Robert B. Gill
                                  ----------------------------------
                                  Robert B. Gill